UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2016

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2016, Profire Energy, Inc. (the "Company") received a letter ("Notice") from The NASDAQ Stock Market LLC ("Nasdaq") notifying the Company that, because the closing bid price for its Common Stock has been below $1.00 per share, it no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share (the "Minimum Bid Price Requirement"). Based on the closing bid price of the Company's Common Stock for the 30 consecutive business days prior to the date of NASDAQ's letter, the Company does not meet the Minimum Bid Price Requirement.
The Notice has no immediate effect on the listing of the Common Stock on The Nasdaq Capital Market. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until August 22, 2016, to regain compliance with the Minimum Bid Price Requirement. If at any time before August 22, 2016, the closing bid price of the Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation stating that the Company has achieved compliance with the Minimum Bid Price Requirement.
The Notice also provides that, if the Company does not regain compliance with the Minimum Bid Price Requirement by August 22, 2016, it may be eligible for additional time to regain compliance. To qualify for additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse split, if necessary. If the Company meets these requirements, it will be granted an additional compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company's Common Stock will be subject to delisting. The Company would have the right to appeal a determination to delist its Common Stock, and the Common Stock would remain listed on The Nasdaq Capital Market until the completion of the appeal process.
The Company intends to resolve the situation and consider available options to regain compliance with the Minimum Bid Price Requirement and continued listing on The Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: February 26, 2016	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer